Tektronix, Inc.
Corporate Headquarters
26600 S.W. Parkway
P.O. Box 1000
Wilsonville, Oregon 97070- 1000
503 682 - 3411


                      COLOR PRINTING & IMAGING DIVISION

                       U.S. RESELLER (DEALER) AGREEMENT

                        PREMIER RESELLER SUPPLEMENT A

Reseller: CADAPULT GRAPHIC SYSTEMS INC                    Agreement No. D3803
          110 COMMERCE DR         Supplement Effective Date: December 2, 1996
          ALLENDALE, NJ 07401-1600
          Attn: MICHAEL W. LEVIN

The following terms and conditions are a part of the Agreement identified above between Tektronix Inc. ("Tektronix") and Reseller.

I. TERM OF SUPPLEMENT. This Supplement is effective as of the date shown above. A new Supplement shall be issued when deemed appropriate by Tektronix and shall supersede this Supplement upon issuance.

2. PRODUCTS, DISCOUNTS. The Products available for Resale under the Agreement and the associated discounts are as specified below:

PRODUCT(S) AND RELATED OPTIONS, SERVICE INSTALLATION/             RESALE
EXTENDED WARRANTY, AND SOFTWARE                                  DISCOUNT
(as stated in the current U.S. Reseller Price List)

Phaser 600(r) Color Printer with Extended Features (Z600/B)        27%*

Phaser 600 Color Printer ( Z600/A )                                21%*
Phaser 550 Color Laser Printer (Z550)                              21%
Phaser 480X Dye Sublimation Color Printer (Z480X)                  21%
Phaser 440 Dye Sublimation Color Printer (4685)                    21%
Phaser 350 Color Printer with Extended Features (Z.350/B. Z350/C) 21% Phaser 340 Color Printer with Extended Features (Z340/PA, Z340/PB) 21%
Phaser 300X Color Printer with Extended Features (Z300X/B)         21%
Phaser 300i Phase-Change Color Printer (4699PXi),                  21%
Phaser 240 Thermal Transfer Color Printer (Z240)                   21%
Phaser Copy Station (4540)                                         21%

Phaser 350 Color Printer (7_,350, Z350/A)                          16%
Phaser 340 Color Printer (Z340. Z340/A)                            16%
Phaser 300X Color Printer (Z300X)                                  16%
Phaser 140 Color Ink Jet Printer (4686)                            16%


*This discount assumes acquirements specified in the Phaser 600 Authorization Application for Level A Authorization, which includes performance of marketing activities and the purchase of a demonstration printer. Non-authorized discount (Level B) is 13%.

3. SUPPLIES / ACCESSORIES. Reseller must sell, market and promote Tektronix supplies for use with Tektronix' printers to ensure customer satisfaction and quality output. Discount for Supplies/Accessories listed in the current U.S. Reseller Price List is specified below.

Supplies / Accessories                                            20%

4. DEMONSTRATION PRODUCT PROGRAM. Reseller must purchase and maintain one demonstration printer every six months. Discounts available and program terms and conditions for the purchase of demonstration printers are as stated in the current U.S. Reseller Price List. Certain restrictions on the quantity and frequency of purchase may apply.

5. MINIMUM VOLUME EXPECTATION. In order to qualify for the discounts shown in this Supplement Reseller is expected to purchase a minimum net purchase volume per annum of $100,000 of Products from section 2.

6. WARRANTIES. The Products listed on the current Supplement to Reseller's Agreement are warranted in accordance with the applicable warranty statement in Attachment 1.